UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

DWANGO NORTH AMERICA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50533	84-1407365
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 Elliott Ave., Suite 601 Seattle, Washington		98121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 832-0600

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 24, 2005, Dwango North America Corp. (the “Company”) entered into a trademark and technology termination agreement (the “Termination Agreement”) with Dwango North America, Inc., a wholly-owned subsidiary of the Company, and Dwango Co., Ltd., a Japanese mobile entertainment supplier (“Dwango Japan”). Since August 2002, the Company has exclusively licensed from Dwango Japan the Dwango trademark and technologies for use in North America. Under the terms of the Termination Agreement, Dwango Japan will be entitled to use and license its technology in North America beginning January 1, 2006. The Company will no longer be required to pay Dwango Japan a royalty or licensing fee, effective immediately. The Company will cease using the Dwango trademark upon announcement of its new company name, and will rename its products and assets as soon as possible. The Company expects to announce a new company name prior to the end of the year.

A copy of the Termination Agreement is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release on October 28, 2005 announcing the Company’s entrance into the Termination Agreement with Dwango North America, Inc. and Dwango Japan. A copy of this press release is attached as Exhibit 99.2 to this Current Report and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Termination Agreement between the Company, Dwango North America, Inc. and Dwango Co., Ltd. dated October 24, 2005.

99.2	Press Release of the Company entitled “Dwango Wireless (US) and Dwango Co., Ltd. (Japan) Negotiate Mutually Beneficial Separation Agreement” dated October 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DWANGO NORTH AMERICA CORP.

Date: October 28, 2005	By:	/s/ J. Paul Quinn
Name: J. Paul Quinn
Title: Chief Financial Officer

INDEX TO EXHIBITS

99.1	Termination Agreement between the Company, Dwango North America, Inc. and Dwango Co., Ltd. dated October 24, 2005.

99.2	Press Release of the Company entitled “Dwango Wireless (US) and Dwango Co., Ltd. (Japan) Negotiate Mutually Beneficial Separation Agreement” dated October 28, 2005.